Exhibit 99.2

Leading Owner and Operator of Luxury Resorts

Further Consolidates the All-Inclusive Market

Establishes a Leading Position in Jamaica

Brings Total Hotel Count to More Than 20

Fairfax, Virginia – (February 27, 2018) – Playa Hotels & Resorts N.V. (NASDAQ: PLYA, “Playa”), today entered a definitive agreement for a business combination with Sagicor Group Jamaica Limited (“Sagicor”) whereby Sagicor will contribute to Playa a portfolio of five all-inclusive resorts and two adjacent oceanfront developable land sites located on the desirable North Coast of Jamaica.

The portfolio includes four existing resorts including the 489-room Hilton Rose Hall, the 268-room Jewel Runaway Bay, the 250-room Jewel Dunn’s River and the 225-room Jewel Paradise Cove. It also includes a 88-room hotel tower and spa, two developable land sites with a potential density of up to 700 rooms and a hotel management contract for the Jewel Grande Palmyra. The existing assets are currently managed by an external third-party operator and upon closing of the transaction, Playa will be able to immediately internalize and self-manage the assets.

In exchange, Sagicor will receive 20 million shares of PLYA common stock and $100 million in cash. In addition, Playa has agreed to nominate two Sagicor appointees for election to Playa’s Board of Directors in connection with the consummation of the transaction.

“Playa’s development track record, management expertise, strong regional presence and deep customer relationships will contribute significantly to improving the Sagicor portfolio performance,” said Bruce Wardinski, Chairman and CEO of Playa Hotels & Resorts. “Most importantly, this transaction provides Playa with multi-year built-in growth opportunities, which we expect will drive outstanding financial returns,” Wardinski continued.

Playa currently owns and operates the Hyatt ZilaraTM Rose Hall and Hyatt ZivaTM Rose Hall in Jamaica. This new business combination with Sagicor will make Playa one of the largest resort owners and operators in Jamaica – both in the total number of rooms and number of brands under management.

Richard Byles, Chairman of Sagicor, one of the two Sagicor appointees that will be nominated for election to Playa’s board stated, “This business combination will be a great benefit to the country of Jamaica, and represents a unique opportunity for growth and development for the people of Jamaica and the tourism sector.” “It will also create exceptional financial opportunities for Playa taking advantage of Jamaica’s combined attributes of tropical climate, attractive beachfronts, culture, airlift, proximity to US markets, high stabilized occupancy levels vs other Caribbean destinations, and supportive government agencies,” Byles added.

To learn more about Playa Hotels & Resorts, visit www.PlayaResorts.com.

Playa Hotels & Resorts

Playa Hotels & Resorts N.V. (“Playa”) is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and manages a total portfolio consisting of 15 resorts (6,314 rooms) located in Mexico, Jamaica, and the Dominican Republic. Playa owns and manages Hyatt Zilara Cancun, Hyatt Ziva Cancun, Panama Jack Resorts Cancun, Panama Jack Resorts Playa del Carmen, THE Royal Playa del Carmen, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos in Mexico; Hyatt Zilara Rose Hall and Hyatt Ziva Rose Hall in Jamaica. The Company also operates the Sanctuary Cap Cana, in the Dominican Republic, and owns five resorts in Mexico and the Dominican Republic that are managed by a third party.

Forward looking statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Current Report on Form 8-K, filed with the SEC on March 14, 2017, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contacts:

Investor Relations:

Ryan Hymel

IR@PlayaResorts.com

Media Contact:

Laura Lopez

llopez@njfpr.com

212.228.1500